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           Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV1
                             Payment Date 03/26/2001

Servicing Certificate                                             Group 1                    Group 2
Beginning Pool Balance                                                        203,537,720.48       22,330,807.06
Beginning PFA                                                                  70,702,019.37        2,648,116.97
Ending Pool Balance                                                           242,843,341.16       24,742,555.13
Ending PFA Balance                                                             30,391,999.61          216,798.78
Principal Collections                                                           1,004,399.08           19,570.12
Principal Draws                                                                            -                   -
Net Principal Collections                                                       1,004,399.08           19,570.12
Active Loan Count                                                                      6,262                 335

Interest Collections                                                            2,436,914.09          241,389.85

Weighted Average Net Loan Rate                                                     15.13000%           15.03000%
Substitution Adjustment Amount                                                          0.00                0.00

             eginning          Ending                                                       Interest       Security
Term Notes   Balance           Balance       Factor       Principal      Interest      Shortfalls          %            Coupon
Class A-I-1      55,752,773.76 53,490,454.67    0.9357040 2,262,319.09   245,869.73           0.00     0.178301516         5.670%
Class A-I-2      26,379,000.00 26,379,000.00    1.0000000         0.00   132,774.30           0.00         0.08793         6.040%
Class A-I-3      41,965,000.00 41,965,000.00    1.0000000         0.00   219,267.13           0.00     0.139883333         6.270%
Class A-I-4      17,163,000.00 17,163,000.00    1.0000000         0.00    92,108.10           0.00         0.05721         6.440%
Class A-I-5      30,678,000.00 30,678,000.00    1.0000000         0.00   169,495.95           0.00         0.10226         6.630%
Class A-I-6      42,404,000.00 42,404,000.00    1.0000000         0.00   243,823.00           0.00     0.141346667         6.900%
Class A-I-7      59,245,000.00 59,245,000.00    1.0000000         0.00   355,963.71           0.00     0.197483333         7.210%
Class A-II       24,960,822.45 24,916,742.51    0.9966697    44,079.94   144,564.76           0.00     0.083055808         6.950%


Certificates    -                 -            -             -                 0.00       -               -              -

Beginning Overcollateralization Amount                                            671,067.67
Overcollateralization Amount Increase (Decrease)                                1,282,429.83
Outstanding Overcollateralization Amount                                        1,953,497.50
Overcollateralization Target Amount                                             7,500,000.00

Credit Enhancement Draw Amount                                                          0.00
Unreimbursed Prior Draws                                                                0.00


                                                                                                  Number            Percent
                                                                                     Balance     of Loans         of Balance
Delinquent Loans (30 Days)                                                        199,826.42        4                0.08%
Delinquent Loans (60 Days)                                                                 -        0                0.00%
Delinquent Loans (60+ Days) (1)                                                            -        0                0.00%
REO                                                                                     0.00        0                0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                                   Liquidation To-Date
Beginning Loss Amount                                                                   0.00
Current Month Loss Amount                                                               0.00
Ending Loss Amount                                                                      0.00                0.00

                                                                        Special Hazard              Fraud           Bankruptcy
Beginning Amount                                                                        0.00                0.00              0.00
Current Month Loss Amount                                                               0.00                0.00              0.00
Ending Amount                                                                              -                   -                 -

Liquidation Loss Distribution Amounts                                                   0.00
Extraordinary Event Losses                                                              0.00
Excess Loss Amounts                                                                     0.00

Capitalized Interest Account
Beginning Balance                                                               1,203,458.50
Withdraw relating to Collection Period                                                  0.00
Interest Earned (Zero, Paid to Funding Account)                                        0.00
Total Ending Capitalized Interest Account Balance as of Payment Date            1,203,458.50
Interest earned for Collection Period                                               6,323.19
Interest withdrawn related to prior Collection Period                                 241.26


Prefunding Account
Beginning Balance                                                              73,350,136.34
Additional Purchases during Revolving Period                                  (42,741,337.95)
Excess of Draws over Principal Collections                                             0.00
Total Ending Balance as of Payment Date                                        30,608,798.39
Interest earned for Collection Period                                             296,245.77
Interest withdrawn related to prior Collection Period                              14,464.65

Current Month Repurchases Units                                                            0
Current Month Repurchases ($)                                                              0
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